Exhibit 10.10

Exhibit I

THIRD AMENDMENT
TO
THE SCOTTS COMPANY LLC EXECUTIVE RETIREMENT PLAN
(Amended and Restated as of January 1, 2011)

WHEREAS, The Scotts Company LLC (the “Company”) sponsors The Scotts Company LLC Executive Retirement Plan (as the same has been amended through the date hereof, the “Plan”); and

WHEREAS, Plan Section XI provides that the Plan may be amended by the Compensation and Organization Committee of the Board of Directors or its delegate; and

WHEREAS, the Company wants to amend the Plan to allow Participants to defer a portion of any LTI Offset Payments payable to the Participants; and

WHEREAS, capitalized terms used herein but not defined herein have the meanings given to such terms under the Plan;

NOW THEREFORE, the Plan is amended as follows, effective January 1, 2013, and with respect to Base Salary Deferral Elections that are effective on or after that date:

I.    The first paragraph of Plan Section I, “Name and Purpose,” is deleted and replaced with the following:

The Scotts Company LLC Executive Retirement Plan (formerly The Scotts Company Executive Retirement Plan) provides Eligible Employees the opportunity to defer certain salary, bonuses and other compensation. The Plan supplements the benefits Eligible Employees accrue under The Scotts Company LLC Retirement Savings Plan (formerly The Scotts Company Retirement Savings Plan). The Plan is unfunded. It is intended that the Plan be exempt from the funding, participation, vesting and fiduciary provisions of Title I of ERISA.

II.    Plan Section II, “Definitions,” is amended by deleting the definition of “Base Salary Deferral Election” and replacing it with the following:

“Base Salary Deferral Election” means an Eligible Employee’s election, in a manner prescribed by the Benefits Administrative Committee, to defer Base Salary pursuant to the Plan. A Base Salary Deferral Election shall also cause a deferral of any LTI Offset Payment that is payable to the Eligible Employee. The amount of any LTI Offset Payment that is deferred under the Base Salary Deferral Election shall be the same percentage as the percentage of the Base Salary that the Eligible Employee elects to defer to the Plan.

III.    Plan Section II, “Definitions,” is further amended by inserting the following definition after the definition of the term Investment Fund:

“LTI Offset Payment” means an amount that is designated as an LTI Offset Payment in the Company’s payroll system.

IV.    Section C, “Annual Base Salary Deferral Elections,” of Plan Section IV, “Accounts,” is deleted and replaced with the following:

(1)    Annual Base Salary Deferral Elections

(a)
Each Eligible Employee may, on such terms and conditions as the Committee may specify, elect to have a percentage of his or her Base Salary and an equal percentage of any LTI Offset Payment attributable to Compensation in excess of the Pay Cap, for all pay periods commencing with the pay period in which the Participant’s RSP Compensation reaches or first exceeds the Pay Cap, deferred and allocated to his or her Deferred Compensation Account and paid pursuant to the terms of the Plan.

(b)
Each Eligible Employee may, on such terms and conditions as the Committee may specify, elect to have a percentage of his or her Base Salary and an equal percentage of any LTI Offset Payment attributable to Compensation not in excess of the Pay Cap, for all pay periods commencing with the first pay period of the Plan Year and ending with the pay period prior to the pay period in which the Participant’s RSP Compensation reaches or first exceeds the Pay Cap, deferred and allocated to his or her Deferred Compensation Account and paid pursuant to the terms of the Plan.

To exercise such elections for any Plan Year, on or before the date prescribed by the Benefits Administrative Committee (which shall be no later than December 31 of the calendar year preceding the Plan Year in which the services relating to such Base Salary and LTI Offset Payment are performed), the Eligible Employee must advise the Employer of his or her elections in writing or by filing such elections electronically using procedures prescribed by the Benefits Administrative Committee. Such Base Salary Deferral Elections shall apply only to Base Salary and LTI Offset Payments earned by and payable to the Participant after the date on which the Base Salary Deferral Election is received by the recordkeeper.

(2)    New Hire Base Salary Deferral Elections
Notwithstanding the preceding paragraph, for the Plan Year in which an employee first becomes an Eligible Employee, such Eligible Employee may complete a Base Salary Deferral Election at any time within 30 days following the date on which he or she becomes an Eligible Employee. Such Base Salary Deferral Elections shall apply only to the Base Salary and LTI Offset Payments earned by and payable to the Eligible Employee after the date on which the Base Salary Deferral Elections are received by the recordkeeper.

(a)
Such Base Salary Deferral Election with respect to Base Salary and LTI Offset Payments attributable to Compensation in excess of the Pay Cap shall apply for all pay periods commencing with the pay period in which the Participant’s RSP Compensation reaches or first exceeds the Pay Cap.

(b)
Such Base Salary Deferral Election with respect to Base Salary and LTI Offset Payments attributable to Compensation not in excess of the Pay Cap shall apply for all pay periods commencing with the first pay period beginning after the date on which the Base Salary Deferral Election is received by the recordkeeper and ending with the pay period prior to the pay period in which the Participant’s RSP Compensation reaches or first exceeds the Pay Cap.

(3)    If Base Salary Deferral Elections are submitted to the recordkeeper in accordance with this Section IV.C., the Employer will allocate to the Participant’s Deferred Compensation Account the amount of Base Salary and LTI Offset Payment determined in accordance with this Section IV.C. All Base Salary Deferral Elections made under Section IV.C.(1) become irrevocable no later than December 31 of the calendar year preceding the Plan Year to which a Participant’s Base Salary Deferral Election relates. All Base Salary Deferral Elections made under Section IV.C.(2) become irrevocable as of the end of the applicable 30-day period.
V.    Subsection 2(b) of Section D, “Employer Contributions,” of Plan Section IV, “Accounts,” is deleted and replaced with the following:

(b)    Effective for Plan Years beginning on or after January 1, 2013, the Employers shall make a matching contribution with respect to each Participant who, under the Plan, has made or caused to be made a Base Salary Deferral Election and/or a Performance Award Deferral Election for such Plan Year. Such matching contributions shall equal 150% of the first 4% of a Participant’s Compensation deferred to the Plan in excess of the Pay Cap plus 50% of the next 2% of a Participant’s Compensation deferred to the Plan in excess of the Pay Cap. Matching contributions shall not exceed 7% of a Participant’s Compensation in excess of the Pay Cap. Further, a Participant whose RSP Compensation does not exceed the Pay Cap for the applicable Plan Year shall receive a matching contribution equal to 7% of the amount deferred pursuant to a Base Salary Deferral Election and/or a Performance Award Deferral Election. Matching contributions shall be determined and credited to a Participant’s Matching Account between January 1 and March 1 of the Plan Year following the Plan Year to which they apply.

THE SCOTTS COMPANY LLC
Certificate
I, Denise S. Stump, the Executive Vice President, Global Human Resources of The Scotts Company LLC, hereby certify that the Third Amendment to The Scotts Company LLC Executive Retirement Plan, as Amended and Restated as of January 1, 2011, attached hereto as Exhibit I, was implemented by me this day and made effective as of the date set forth therein.
This action is taken by me on behalf of The Scotts Company LLC, pursuant to delegations made to me by the Compensation and Organization Committee of the Board of Directors of The Scotts Miracle-Gro Company on August 8, 2007, which delegation remains in full force and effect, as of the date of this Certificate.
THE SCOTTS COMPANY LLC
/s/ Denise S. Stump
Denise S. Stump
Executive Vice President,
Global Human Resources
Dated: December _17__, 2012